Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 29, 2024, with respect to the consolidated financial statements of Cepton, Inc., incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

March 29, 2024